EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 31, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (January 2011 – December 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.1%	-5.7%	-12.4%	-12.4%	-3.5%	-6.0%	0.2%	-6.0%	10.2%	-28.7%	-0.6	-0.7
B**	-0.1%	-5.8%	-13.0%	-13.0%	-4.1%	-6.6%	-0.4%	-6.6%	10.2%	-30.8%	-0.6	-0.8
Legacy 1***	-0.1%	-5.5%	-10.5%	-10.5%	-1.5%	-4.0%	N/A	-4.0%	10.1%	-23.7%	-0.4	-0.5
Legacy 2***	-0.1%	-5.6%	-10.7%	-10.7%	-1.7%	-4.2%	N/A	-4.2%	10.1%	-24.4%	-0.4	-0.5
Global 1***	0.0%	-5.5%	-10.5%	-10.5%	-1.1%	-3.6%	N/A	-3.6%	9.9%	-21.9%	-0.3	-0.5
Global 2***	0.0%	-5.6%	-10.7%	-10.7%	-1.3%	-3.9%	N/A	-3.9%	9.9%	-22.4%	-0.3	-0.5
Global 3***	-0.1%	-5.7%	-12.2%	-12.2%	-2.9%	-5.5%	N/A	-5.5%	9.9%	-26.2%	-0.5	-0.7

S&P 500 Total Return Index****	-0.8%	-1.6%	1.4%	1.4%	15.1%	12.6%	7.3%	12.6%	11.7%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	-0.7%	-0.1%	-1.2%	-1.2%	2.5%	7.6%	6.7%	7.6%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	35%					35%
Energy	15%	Short	Crude Oil	3.8%	Short	15%	Short	Crude Oil	3.9%	Short
			Brent Crude Oil	3.5%	Short			Brent Crude Oil	3.6%	Short
Grains/Foods	9%	Short	Corn	1.5%	Short	9%	Short	Corn	1.5%	Short
			Soybean Meal	1.4%	Short			Soybean Meal	1.5%	Short
Metals	11%	Short	Gold	3.6%	Short	11%	Short	Gold	3.6%	Short
			Copper	1.6%	Short			Copper	1.6%	Short
FINANCIALS	65%					65%
Currencies	24%	Long $	Euro	4.7%	Short	24%	Long $	Euro	4.8%	Short
			Canadian Dollar	3.6%	Short			Canadian Dollar	3.7%	Short
Equities	21%	Short	DJ Eurostoxx 50 Index	2.7%	Long	21%	Short	S&P 500	2.6%	Long
			S&P 500	2.5%	Long			DJ Eurostoxx 50 Index	2.5%	Long
Fixed Income	20%	Long	Bunds	2.0%	Long	20%	Long	Bunds	2.0%	Long
			Japanese Gov't Bonds	1.8%	Long			Japanese Gov't Bonds	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied over 15% as forecasts for colder weather in the U.S. strengthened demand.  Crude oil markets finished lower due to elevated global supplies and concerns surrounding European and Chinese industrial demand.

Grains/Foods
Wheat markets moved higher as cold weather in key farming regions threatened future supplies.  Corn markets declined in anticipation the easing of grain export limitations in Argentina will further add to ample global supplies.  Sugar prices moved higher because of weak supply forecasts prompted by recent dry weather in India.

Metals
Precious metals markets declined due to strength in the U.S. dollar.  Copper markets rallied to a six-week high following news several large Chinese copper manufacturers were reducing output in early 2016.

Currencies	The U.S. dollar and Japanese yen strengthened following declines in the U.S. stock markets and on increased demand for safe-haven assets.
Equities
U.S. equity markets fell due to concerns regarding fourth quarter earnings and on the uncertainty surrounding the impact of a stronger U.S. dollar on exports.  Conversely, the German Dax index finished modestly higher in anticipation declines in the euro could boost key European export industries.  Hong Kong’s Hang Seng Index fell over 1% on concerns regarding Chinese economic growth.

Fixed Income
U.S. fixed-income markets declined following weak demand during a Treasury auction.  German Bund markets rallied due to beliefs the European Central Bank will continue to expand monetary stimulus and after steep declines in energy prices reduced inflation forecasts.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.